Exhibit 10.4

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of November [ ], 2024, is entered into by and between Fluent, Inc., a Delaware corporation (the “Company”), and the stockholder listed on the signature page hereto under the heading “Stockholder” (“Stockholder”).

WHEREAS, the Company and certain Insider Buyers (as defined herein) intend to enter into Securities Purchase Agreements (the “Private Purchase Agreements”), dated as of the date hereof pursuant to which, among other things, the Company will issue and sell to the Insider Buyers, and the Insider Buyers will subscribe for and purchase from the Company, pre-funded warrants (the “Unregistered Pre-Funded Warrants”) to purchase shares of the Company’s common stock, par value $0.0005 per share (the “Common Stock”), in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). “Insider Buyers” means those certain purchasers party to the Private Purchase Agreements.

WHEREAS, the Company and certain Non-Insider Buyers (as defined herein) intend to enter into Securities Purchase Agreements (the “Public Purchase Agreements” and together with the Private Purchase Agreements, the “Purchase Agreements”), dated as of the date hereof pursuant to which, among other things, the Company will issue and sell to the Non-Insider Buyers, and the Non-Insider Buyers will subscribe for and purchase from the Company, shares of the Company’s Common Stock pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-281805) filed with the Securities and Exchange Commission on August 28, 2024 and declared effective on September 9, 2024 together with an accompanying prospectus supplement to be filed by the Company. “Non-Insider Buyers” means those certain purchasers party to the Public Purchase Agreements. The Insider Buyers together with the Non-Insider Buyers are hereinafter referred to as the “Buyers.”

WHEREAS, as a condition to the Company’s willingness to enter into the Purchase Agreements and to consummate the transactions contemplated thereby (collectively, the “Transactions”), the Company and the Buyers have required that the Stockholder agree and in order to induce the Buyers to enter into the Purchase Agreements, the Stockholder has agreed, to enter into this Agreement with respect to (i) all the shares of Common Stock now owned and which may hereafter be acquired by the Stockholder or his or its respective controlled affiliates and (ii) any other securities, if any, which the Stockholder or his or its controlled affiliates is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of stockholders of the Company (the securities described in clauses (i) and (ii) above, the “Covered Securities”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01. Voting Agreement. The Stockholder hereby agrees that, during the period commencing with the execution and delivery of this Agreement and continuing until the termination of this Agreement in accordance with Section 4.01, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders proposed by the Company, with respect to any of the following, the Stockholder shall: (a) vote all of the Covered Securities that the Stockholder or his or its controlled affiliates are entitled to vote thereon in favor of, or consent on behalf of itself and all of its controlled affiliates to, all of the corporate actions subject to Stockholder Approval (as defined herein); and (b) vote all of the Covered Securities that the Stockholder or its controlled affiliates are entitled to vote thereon against, or decline (on behalf of itself and all of its controlled affiliates) to consent to, any proposal or any other corporate action or agreement that would result in a breach by the Company of the Private Purchase Agreements or impede, delay or otherwise adversely affect the consummation of the transactions contemplated by the Private Purchase Agreements or any similar agreements entered into by the Company and the Buyers in connection with the consummation of the transactions contemplated by the Private Purchase Agreements. The Stockholder acknowledges receipt and review of a copy of the form of Private Purchase Agreement or Public Purchase Agreement, as applicable, and the other transaction documents referred to in each of such respective agreements. “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market as defined in the applicable Purchase Agreements) from the Company’s stockholders with respect to the transactions contemplated by the Transaction Documents (as defined in the Private Purchase Agreement) including the issuance of the Unregistered Pre-Funded Warrants and shares of Common Stock issuable upon exercise thereof.

SECTION 1.02. Voting on Other Matters. Notwithstanding anything in Section 1.01 to the contrary, (a) the Stockholder shall not be required to vote or execute written consents with respect to the Covered Securities to approve any amendments or modifications of any of the Private Purchase Agreements or other Transaction Documents, or take any other action that could result in the amendment or modification of any of the Private Purchase Agreements or other Transaction Documents, or a waiver of a provision thereof, to the extent applicable to the Stockholder, and (b) except as may be set forth in any other agreement concerning the voting of the Covered Securities, the Stockholder shall remain free to vote or execute consents with respect to the Covered Securities with respect to any matter not covered by Section 1.01 in any manner that the Stockholder deems appropriate.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

The Stockholder hereby represents and warrants to each of the Buyers as follows:

SECTION 2.01. Authority Relative to This Agreement. The Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or, to the extent applicable, the Stockholder’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or by which the Covered Securities are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, charge, pledge, option, security interest, encumbrance, tax, right of first refusal, preemptive right or other restriction (each, a “Lien”) on any of the Covered Securities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Covered Securities are bound, except, in the case of clauses (i) and (ii) above, any such conflict, breach, default, termination, amendment, acceleration, cancellation or Lien that would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair the Stockholder’s ability to perform its obligations hereunder.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder.

SECTION 2.03. Title to the Stock. As of the date hereof, the Stockholder and his or its affiliates are the owner of the number of shares of Common Stock set forth opposite the Stockholder’s name on Appendix A attached hereto. Such shares of Common Stock represent all the Common Stock owned, either of record or beneficially, by the Stockholder and his or its affiliates as of the date hereof, other than any derivative securities to acquire Common Stock that have not been converted or exercised as of the date hereof. Such shares of Common Stock are owned free and clear of all Liens or limitations on the Stockholder’s and/or and his or its affiliates’ voting rights of any nature whatsoever, except for (a) the limitations or restrictions under this Agreement, (b) any limitations or restrictions imposed under applicable securities laws, (c) any restrictions on ownership and transfer of securities contained in the Company’s certificate of incorporation or (d) any limitations or restrictions that would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair the Stockholder’s ability to perform its obligations hereunder. The Stockholder and his or its affiliates have not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Covered Securities.

ARTICLE III
COVENANTS

SECTION 3.01. No Disposition of Stock. The Stockholder hereby covenants and agrees that, until the termination of this Agreement in accordance with Section 4.01, except as contemplated by this Agreement, the Stockholder and his or its affiliates shall not offer or agree to sell, transfer, tender, assign, hypothecate, pledge or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any Lien or limitation on the Stockholder’s and his or its affiliates’ voting rights of any nature whatsoever (other than any limitations or restrictions imposed under applicable securities laws) with respect to the Covered Securities; provided, however, that the Stockholder or his or its affiliates may assign, sell or transfer any Covered Securities provided that the recipient of such Covered Securities has delivered to the Company a written agreement in a form reasonably satisfactory to the Company that the recipient shall be bound by, and the Covered Securities so transferred, assigned or sold shall remain subject to this Agreement.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and the Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Lien on any of the Covered Securities unless the provisions of Section 3.01 have been complied with.

ARTICLE IV
MISCELLANEOUS

SECTION 4.01. Termination. This Agreement shall automatically terminate without further action and shall have no further force and effect upon the earliest to occur of (a) the date that the Company obtains the Stockholder Approval and (b) following the entry into the Purchase Agreements, the termination of the Purchase Agreements in accordance with their terms.

SECTION 4.02. Further Assurances. The Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.03. Third Party Beneficiary; Specific Performance. Each Buyer is an express third-party beneficiary of this Agreement and shall have the right to enforce this Agreement against the Company and the Stockholder as if each such Buyer was a party hereto. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Buyers (without being joined by any other Buyer) and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained herein and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 4.04. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

SECTION 4.05. Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company, without the prior written consent of the Stockholder and all of the Buyers.

SECTION 4.06. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

SECTION 4.07. Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

SECTION 4.08. No Recourse. All actions (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against (and are those solely of) the persons that are expressly identified as parties to this Agreement in the preamble to this Agreement. No other person, including any former, current or future equity holder, controlling person, director, officer, employee, member, partner, manager, agent, attorney, representative or affiliate of any party hereto, or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent, attorney, representative or affiliate of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach.

[Signature page follows]

IN WITNESS WHEREOF, the Stockholder and the Company have duly executed this Agreement as of the date first written above.

COMPANY:

FLUENT, INC.

By:
Name:
Title:

[Company Signature Page to Fluent Support Agreement]

STOCKHOLDER:

[INSERT NAME FOR INDIVIDUALS]

[INSERT NAME FOR ENTITY]

By:
Name:
Title:

[Stockholder’s Signature Page to Fluent Support Agreement]

APPENDIX A

Stockholder	Voting Shares of Common Stock Owned	Derivative Securities Owned	Percent of Voting Shares of Common Stock Owned by Stockholder Giving Effect to Conversion/Exercise of Derivative Securities